EXHIBIT 11


                   MERIDIAN DIAGNOSTICS, INC. AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                           Period Ended June 30, 1997

                                          Weighted Avg.                    Earnings
                                           Number of                         Per
                                          Common Shares        Net          Common
                                           Outstanding        Income         Share         Use
                                           -----------        ------         -----         ---
QUARTER ENDED JUNE 30, 1997:

  Shares outstanding April 1, 1997          14,364,993     $        -      $       -      $   -
  Weighted average shares issued
    during the period (196 shares)                  84              -              -          -
  Net Income                                         -      1,697,449              -          -
                                            ----------     ----------      ---------      -----
                                            14,365,077      1,697,449          0.118       0.12

  Effect of outstanding  stock
    options which is less than
    3% and not required to
    be disclosed in the financial
    statements (594,240 shares)                264,932              -              -          -
                                            ----------     ----------      ---------   --------
                                            14,630,009     $1,697,449      $   0.116   $   0.12
                                            ==========     ==========      =========   ========


NINE MONTHS ENDED JUNE 30, 1997

  Shares outstanding October 1, 1996        14,278,578     $        -      $       -    $     -

  Weighted average shares issued
    during the period (86,611 shares)           55,303              -              -          -

  Net Income                                         -       3,672,172             -          -
                                            ----------     ----------      ---------   --------
                                            14,333,881       3,672,172         0.256       0.26

  Effect of outstanding  stock options
    which is less than 3% and not required
    to be disclosed in the financial
    statements (594,240 shares)                264,932               -              -          -
                                           -----------     -----------     ----------    -------

                                            14,598,813      $3,672,172     $    0.252    $  0.25
                                            ==========      ==========     ==========    =======
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